Exhibit 5

TIAA-CREF Life Insurance Company 730 Third Avenue New York, NY 10017-3206 212 490-9000 800 842-2733	Meredith Kornreich General Counsel

December 21, 2010

Board of Directors

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

Ladies and Gentlemen:

This opinion is furnished in connection with Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-149714) to be filed by TIAA-CREF Life Insurance Company (the “Company”) with the Securities and Exchange Commission for the purpose of updating the registration under the Securities Act of 1933, as amended, of certain individual flexible premium modified guaranteed annuity contracts issued by the Company and marketed under the name TIAA-CREF Investment Horizon Annuity.

I have examined the Charter, Bylaws and other corporate records of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), the Plan of Operations and other organizational records of the Separate Account, and the relevant statutes and regulations of the State of New York. On the basis of such examination, it is my opinion that:

1.	TIAA-CREF Life Insurance Company is a stock life insurance company duly organized and validly existing under the laws of the State of New York.

2.	To the extent New York State law governs, the Annuity Contracts have been duly authorized by TIAA-CREF Life and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of TIAA-CREF Life enforceable in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information.

Sincerely,

/s/ Meredith Kornreich

Meredith Kornreich
General Counsel